Exhibit 8.1

List of Subsidiaries as of February 13, 2020

Globant España S.A. (sociedad unipersonal)	Spain	100% Globant S.A.
Software Product Creation S.L.	Spain	52.28% Globant España S.A. (sociedad unipersonal)
47.72% Globant S.A.
Belatrix Global Corporation S.A.	Spain	100% Globant España S.A. (sociedad unipersonal)
Globant France S.A.S.	France	100% Globant S.A.
Sistemas UK Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
We Are London Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Globant Bel LLC	Belarus	95.00% Globant España S.A. (sociedad unipersonal)
05.00% Software Product Creation S.L.
Small Footprint S.R.L.	Romania	100% Globant España S.A. (sociedad unipersonal)
Globant India Pvt. Ltd.	India	98.47% Globant España S.A. (sociedad unipersonal)
Software Product Creation S.L. - Dubai Branch	Dubai	Branch of Software Product Creation S.L.
Globant, LLC	USA	100% Globant España S.A. (sociedad unipersonal)
Belatrix Services Corp.	USA	100% Belatrix Global Corporation S.A.
Avanxo (Bermuda) Limited	Bermuda	100% Globant España S.A. (sociedad unipersonal)
Globant Canada Corp.	Canada	100% Globant España S.A. (sociedad unipersonal)
Global Systems Outsourcing S. de R.L. de C.V.	Mexico	99.99% Globant España S.A. (sociedad unipersonal)
00.01% IAFH Global S.A.
Avanxo México S.A.P.I. de C.V.	Mexico	99.999993% Avanxo (Bermuda) Limited
00.00000689% Avanxo Brasil Tecnología da Informacao Ltda.
Avanxo Servicios S.A. de C.V.	Mexico	90.00% Avanxo México S.A.P.I. de C.V.
10.00% Avanxo Brasil Tecnología da Informacao Ltda.
Sistemas Colombia S.A.S.	Colombia	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Avanxo Colombia	Colombia	Branch of Avanxo (Bermuda) Limited
Belatrix Colombia S.A.S.	Colombia	100% Belatrix Global Corporation S.A.
Globant Peru S.A.C.	Peru	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Avanxo - Sucursal del Perú	Peru	Branch of Avanxo (Bermuda) Limited
Belatrix Peru S.A.C.	Peru	95.00% Belatrix Global Corporation S.A.
05.00% Software Product Creation S.L.
Sistemas Globales Chile Asesorías Ltda.	Chile	95.00% Globant España S.A. (sociedad unipersonal)
05.00% Software Product Creation S.L.
Globant Brasil Consultoria Ltda.	Brazil	99.999995% Globant España S.A. (sociedad unipersonal)
00.000005% Software Product Creation S.L.
Avanxo Brasil Tecnología da Informacao Ltda.	Brazil	99.99% Avanxo (Bermuda) Limited
00.01% Avanxo México S.A.P.I. de C.V.
Orizonta Consultoria de Negocios e Tecnologia Ltda.	Brazil	99.997% Avanxo Brasil Tecnología da Informacao Ltda.
00.003% Avanxo México S.A.P.I. de C.V.
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)

Difier S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
IAFH Global S.A.	Argentina	99.998013% Globant España S.A. (sociedad unipersonal)
00.00198712% Software Product Creation S.L.
Sistemas Globales S.A.	Argentina	89.85% Globant España S.A. (sociedad unipersonal)
10.15% Software Product Creation S.L.
Huddle Group S.A.	Argentina	98.60% Globant España S.A. (sociedad unipersonal)
01.40% Software Product Creation S.L.
Globers S.A.	Argentina	95.00% IAFH Global S.A.
05.00% Sistemas Globales S.A.
Dynaflows S.A.	Argentina	94.99% Sistemas Globales S.A.
05.01% Globant España S.A. (sociedad unipersonal)
Globant Ventures S.A.S.	Argentina	100% Sistemas Globales S.A.
Avanxo S.A.	Argentina	99.965819% Avanxo (Bermuda) Limited
00.03418074% Software Product Creation S.L.
BSF S.A.	Argentina	99.956495% Belatrix Global Corporation S.A.
00.04350525% Software Product Creation S.L.
Avanxo S.A.	Argentina	99.965819% Avanxo (Bermuda) Limited
00.03418074% Software Product Creation S.L.
BSF S.A.	Argentina	99.956495% Belatrix Global Corporation S.A.
00.04350525% Software Product Creation S.L.